Exhibit 10.37

Dated the 30th day of December 2016

Qudian Inc.

(“Company”)

and

ARK Trust (Hong Kong) Limited

(“Trustee”)

TRUST DEED

CONSTITUTING

QUDIAN INC.

EQUITY INCENTIVE TRUST

i

THIS TRUST DEED is made the 30th day of December Two Thousand and Six

BETWEEN

(1)	Qudian Inc., a company incorporated in the Cayman Islands whose registered office is at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Company”) of the one part; and

(2)	ARK Trust (Hong Kong) Limited, a company incorporated in Hong Kong whose registered office is at Room 01-04, 15/F, One Exchange Square, 8 Connaught Place, Central, Hong Kong (the “Trustee”) of the other part.

WHEREAS:

(A)	The parties hereto establish, by the execution of this Trust Deed, and by the adoption by the Company of the Plan (as defined herein) and thereby facilitate the acquisition or transferring or holding of Shares or Awards for the benefit of such of the Participants of the Group Member according to the terms and conditions of the Plan and in such manner as the Administrator may determine from time to time;

(B)	It is contemplated that the Company will allot and / or transfer the Shares, cash and may pay further sums or allot further Shares to the Trustee from time to time to enable the Trustee in the exercise of its powers to acquire the Shares and / or receive the Awards to be held upon the trust hereof or to pay expenses in relation to the administration of the Trust; and

(C)	The Trustee has agreed to act as the first trustee of the Trust

NOW THIS DEED WITNESSETH as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Trust Deed, unless the context otherwise requires, each of the following words and expressions shall have the meanings respectively shown opposite to it below:

“Administrator”	the Committee as defined in the Plan or in the absence of such Committee, the Board; provided that, as applied to determinations related to Awards granted to the chief executive officer of the Company, the Board, or a committee hereof, shall be the Administrator;

“Authorised Representative(s)”	Authorised representative(s) appointed by the Administrator to give instructions or notices to the Trustee on all matters in connection with the Plan and other matters in the routine administration of the Trust;

“Award(s)”	a Dividend Equivalent, Option, Restricted Share, Restricted Share Unit, Share Appreciation Right or Share Payment award granted to a Participant pursuant to the Plan;

“Board”	the board of directors of the Company;

“Business Day”	a day (other than Saturday) on which the relevant stock exchange is open for trading and on which banks are open for business in Hong Kong;

“Director”	a member of the board of directors of a Group Member;

“Dividend Equivalent”	a right to receive (in cash or other property or, subject to Section 11 of the Plan, a reduction in exercise price or base price of the relevant outstanding Award) dividends paid on Shares underlying the Award (or an amount equal to the dividends which would have been paid on such Shares, as if such Shares had been issued and outstanding during the relevant period) as provided under Section 11 of the Plan;

“Employee(s)”	any person who has an employment relationship with the Group Member and as defined in the Plan;

“Group Member”	the Company, any Subsidiary or any related entity as defined in the Plan;

“Option(s)”	an option / options to purchase Shares granted pursuant to the Plan;

“Participant(s)”	the holder(s) of an outstanding Award granted under the Plan;

“Plan”	2016 Equity Incentive Plan or such other share plan(s) adopted / to be adopted by the Company in its present form or as amended from time to time;

“Restricted Share”	a Share subject to restrictions and repurchase rights granted pursuant to the Plan;

“Restricted Share Unit”	the right to receive the Share at a future date granted pursuant to the Plan;

“ Share(s)”	ordinary share(s) of the Company, par value US$0.0001 per share or as adjusted in accordance with the terms of the Plan;

“Share Appreciation Right”	a right to receive a payment equal to the excess of the fair market value as defined in the Plan of a specified number of Shares on the date the Share Appreciation Right is exercised over the base price as set forth in the applicable award agreement, granted pursuant to the Plan;

“Share Payment”	a payment in the form of Shares, as part of any bonus, deferred compensation or other cash compensation arrangement, made in lieu of all or any portion of such bonus, deferred compensation or other cash compensation arrangement, granted pursuant to the Plan;

“Subsidiary”	any person controlled by the Company as defined in accordance with the terms of the Plan;

“Trust”	the trust constituted by this Trust Deed;

“Trustee”	the Trustee and any additional or replacement trustees, being the trustee or trustees for the time being declared in this Trust Deed;

“Trust Deed”	the provisions of this deed as restated, supplemented and amended from time to time pursuant to and in accordance with Clause 11;

“Trust Fund”	(a) all Awards granted by the Company pursuant to the Plan and/or transferred to the Trustee for the purpose of the Trust;

(b)    all Shares allotted to / acquired by the Trustee for the purpose of the Trust out of (i) cash paid to the Trustee by way of settlement or otherwise contributed by the Company and such other person, and (ii) cash income or net proceeds of sale of non-cash and non-scrip distribution in respect of the Shares so held under the Trust, related income, residual cash and such other scrip income (including but not limited to bonus Shares and scrip dividends declared by the Company) derived from the Shares held upon the Trust; and

(c) all other properties from time to time representing (a) and (b) above;

“Trust Period”	the period beginning with the date of this deed and ending upon the first to happen of the following, namely:

(a) the date the Plan is terminated according to the terms of the Plan;

(b)    the date when an order for the winding-up of the Company is made or a resolution is passed for the voluntary winding-up of the Company (otherwise than for the purposes of, and followed by, an amalgamation or reconstruction in such circumstances that substantially the whole of the undertaking, assets and liabilities of the Company pass to a successor company); or

(c) such date of early termination as determined by the Board.

“US$”	United States dollar, the lawful currency of United States;

1.2	For the purposes of the interpretation of this Trust Deed:

(a)	the headings are inserted for convenience only and shall not limit, vary, extend or otherwise affect the construction of any provision of this Trust Deed;

(b)	references to Clauses and Schedules are references to clauses and schedules of this Trust Deed;

(c)	references to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification), and shall include any subsidiary legislation enacted under the relevant statute;

(d)	expressions in the singular shall include the plural and vice versa;

(e)	expressions in any gender shall include other genders; and

(f)	references to persons shall include bodies corporate, corporations, partnerships, sole proprietorships, organizations, associations, enterprises, branches and entities of any other kind.

2.	PRINCIPAL TRUSTS

2.1	The Administrator shall, subject to and in accordance with the provisions of the Plan, be entitled (but shall not be bound) to, at any time during the continuation of the Plan, select any Participants and the number of Awards in such manner as the Administrator shall determine pursuant to the terms of the Plan.

2.2	After the selection of Participant(s) and the determination of the number of Awards and any condition(s) that must be attained by the relevant Participant(s) before any of the Award may vested in and exercised by such Participants under such Award, the Administrator or Authorised Representative shall notify the Trustee in writing upon the making of an Award under the Plan. Each Participant will be notified by the Administrator or Authorised Representative after an Award has been made to such Participant.

2.3	Subject to the provisions of Clause 13, the Trustee shall during the Trust Period hold the Awards UPON TRUST exclusively for all or such one or more of the Participants, being the beneficiaries of the Trust subject to the terms and conditions set out herein and in the Plan. In particular,

(a)	the Trustee shall, subject to the receipt of (a) written exercise notice and such other requisite transfer documentation duly signed by the Participant and (b) a confirmation from the Administrator or Authorised Representative that all vesting conditions having been fulfilled, exercise the Award and transfer the relevant Shares, dividends, cash, sales proceeds, payment or such other rights and interests under the Award to the relevant Participant;

(b)	if exercise date shall fall on any day on which the Company is restricted from allowing the exercise of an Award as provided in the Plan, the exercise of the Award shall be postponed. The Administrator or the Authorised Representative shall notify the Trustee in writing at least three (3) Business Days in advance if such exercise of the Award has to be postponed to a date as specified in such written notice;

(c)	in the event of the dismissal for cause, termination of employment or relationship, disability or death of a Participant, the Trustee shall hold the Award according to the terms and conditions as specified in the Plan.

Where the Awards which are set aside for the Participants pursuant to the Plan do not vest by reason of a lapse of such Awards according to the Plan, the Trustee shall hold such Awards and all other income thereto exclusively for the benefit of all or more of the Participants as the Administrator shall in its absolute discretion at any time determine.

2.4	The Trustee shall, during the Trust Period, apply the trust fund including residual cash and proceeds (if any) towards (i) the payment of the fees, costs and expenses in connection with the adoption, administration and/or termination of the Trust and the Plan in accordance with Clause 7.3 and (ii) the remainder, if any, to be returned to the Company. For the purpose of this Clause 2.4, cash income shall include net proceeds of sale of non-cash or non-scrip distribution in respect of a Share held upon the Trust.

2.5	The Trustee shall hold the capital and income of the Trust Fund at the expiry of the Trust Period in accordance with the provisions of this Clause 2.5. If, at the expiry of the Trust Period the Trustee holds any Award, Share, Dividend, cash or such interests and payment which has not been set aside in favour of any Participant or such other income attributable thereto, then the Trustee shall within twenty-one (21) Business Days from the expiration of the Trust Period or after receiving notice of termination of the Plan, return such Award to the Company or sell such Shares and remit the proceeds of the sale (after making appropriate deductions in respect of stamp duty and other costs, liabilities and expenses in accordance with this Trust Deed) together with such other distribution, income and residual cash to the Company.

2.6	Notwithstanding anything hereinbefore contained but subject always to the provisions of Clause 13, it shall be lawful for the Trustee in exercise of its foregoing powers, duties and discretions to pay or apply the capital of the Trust Fund for the benefit of all or any one or more of the Participants:

(a)	by acquisition of Shares to be held upon the trust hereof; and

(b)	by transferring legal and/or beneficial interest in the Award and / or Shares to a Participant, in each case in accordance with the Plan.

2.7	In the exercise of their powers and discretions the Trustee shall at all times have regard to the purpose for which the Trust is established (as set out in Recital (A) above) and shall act in accordance with the Plan.

2.8	The Trustee shall not deal in Awards and / or Shares at any time if the Trustee is aware or has received notice in writing from the Administrator or Authorised Representative that any such dealing at that time would cause the Company or any Subsidiary or any director, officer or employee of the Company or any Subsidiary to be in breach of any provisions of the any applicable listing rules, law, rules or regulations, from time to time.

2.9	The discretions conferred upon the Trustee by this Trust Deed or by law shall be absolute and unfettered discretions and the Trustee shall not be obliged to give any person beneficially interested hereunder any reason or justification for any exercise or non-exercise of such discretions.

3.	PAYMENTS TO THE TRUSTEE

3.1	Any of the Group Member may from time to time at its sole discretion to transfer, pay or credit sums of money to the Trustee for the acquisition of Shares to be held on trust in accordance with this Trust Deed.

3.2	It being the intention that any transfers, payments or credits made to the Trustee in accordance with this Trust Deed shall be entirely at the discretion of any of the Group Member making such transfer, payment or credit, nothing in this Trust Deed shall confer on the Trustee any right to have any such transfer, payment or credit made or create any trust in regard to the money intended to be transferred, paid or credited unless and until the same shall have been actually transferred, paid or credited to the Trustee.

4.	INVESTMENT POWERS

The Trust Fund or any part of it shall be applied in acquisition of Shares or exercising Awards as provided in the Plan and insofar as the Trust Fund or any part of it is not so applied, it may be placed on current or deposit account with any bank and the Trustee shall not be required to invest, or to invest at interest, the Trust Fund or any part of it.

5.	DIRECTIONS AND ADDITIONAL POWERS

5.1	In addition to all the powers vested in trustees by law or statute, the Trustee shall have the powers regarding the Trust Fund set out in this Trust Deed and the Schedule to this Trust Deed insofar as the exercise of the same shall not be inconsistent with the trusts of this Trust Deed.

5.2	Each such power shall be a separate power in addition and without prejudice to the generality of all other powers vested in the Trustee, and the Trustee may exercise all or any of the same from time to time, without the intervention of any Participant, in such manner and to such extent as it shall in its absolute discretion think fit.

5.3	Notwithstanding that the Trustee is the legal registered holder of the Award and / or Shares held upon trust pursuant to this Trust Deed, the Trustee shall not exercise the voting rights attached to such Awards and / or Shares unless directed by the Administrator or the Authorised Representative otherwise.

5.4	In the event the Company undertakes an open offer of new securities in respect of any Shares which are held by the Trustee under the Plan, the Trustee shall not subscribe for any new Shares unless directed by the Administrator or the Authorised Representative otherwise. In the event of a rights issue, the Trustee shall sell such amount of the nil-paid rights allotted to it as is appropriate and the net proceeds of sale of such rights shall be held as income of the Trust Fund and applied in the subscription of rights shares under the rights issue unless directed by the Administrator or the Authorised Representative otherwise.

5.5	In the event the Company issues bonus warrants in respect of any Shares which are held upon trust, the Trustee shall not subscribe for any new Shares by exercising any of the subscription rights attached to the bonus warrants and shall sell the bonus warrants created and granted to it, the net proceeds of sale of such bonus warrants shall be held as income of the Trust Fund and shall be applied in accordance with Clause 2.4 unless directed by the Administrator or the Authorised Representative otherwise.

5.6	In the event the Company undertakes a scrip dividend plan, the Trustee shall elect to receive scrip Shares unless directed by the Administrator or the Authorised Representative otherwise.

5.7	In the event of other non-cash and non-scrip distribution made by the Company in respect of Shares held upon the Trust, the Trustee shall dispose of such distribution and the net sale proceeds thereof shall be deemed as the cash income of a Share held upon the Trust and shall be applied in accordance with Clause 2.4 unless directed by the Administrator or the Authorised Representative otherwise.

6.	TRUSTEE

6.1	Subject to Clause 6.5, the Company shall have the power to appoint a new Trustee and to remove any person as a Trustee of the Trust on giving not less than one month’s notice in writing to such Trustee PROVIDED ALWAYS that the power conferred by this Clause 6.1 shall only be operative and capable of taking effect from the date on which the first mentioned Trustee receives notice in writing of such removal and the new trustee accepts office as such.

6.2	Where a new Trustee is appointed for the whole or any part or parts of the Trust Fund, the Company may appoint any person or persons as Trustee notwithstanding that such person or persons may be resident, domiciled, carrying on business or (if a body corporate) incorporated outside Hong Kong and so that (notwithstanding that thereafter there may be only one Trustee of the Trust Fund or the part or parts thereof) the receipt of such person or persons for the whole or such part or parts of the Trust Fund as may be paid or transferred to such person or persons pursuant to such appointment shall be a good discharge to any other Trustee accordingly.

6.3	A Trustee may, at any time, by written notice given to the Company, retire from his office at the expiry of one month from the date when such notice is received by the Company or any shorter period agreed in writing by the Company PROVIDED THAT such retirement shall not take effect unless there is a remaining Trustee or until immediately after a replacement Trustee is appointed (if there is no remaining Trustee).

6.4	An outgoing Trustee shall execute and do or make all such transfers or other documents, acts or things as may be necessary for vesting the Trust Fund in the new or continuing Trustee or placing it under its control and shall be bound and entitled to assume that any new Trustee is a proper person to have been appointed and the new or continuing Trustee shall cause the endorsement of a memorandum hereof as to the trusteeship in accordance with Clause 6.5 PROVIDED ALWAYS that where an outgoing Trustee is liable as a trustee hereof for any duties or taxes or fiscal impositions (including without prejudice to the generality of the foregoing words, capital gains, wealth, gifts, probate, succession, death or any other duties or taxes on capital or income) wheresoever arising and whether or not enforceable through the courts of the place where such Trustee is resident or where the Trust is for the time being administered then that Trustee shall not be bound to transfer the Trust Fund as aforesaid unless reasonable security is provided for indemnifying the Trustee against such liability.

6.5	On every change in the trusteeship a memorandum shall be endorsed on or permanently annexed to this Trust Deed stating the names of the person or persons who is or are the Trustee or Trustees for the time being and shall be signed by the persons so named and any person dealing with the affairs of the Trust shall be entitled to rely upon any such memorandum (or the latest of such memoranda if more than one) as sufficient evidence that the persons named therein are duly constituted Trustees.

7.	REMUNERATION OF TRUSTEE

7.1	A Trustee or any director or other officer of a body corporate acting as a Trustee being an individual engaged in any profession or business, shall be entitled to be paid all usual professional or proper charges for work done by him, his firm or his company in connection with the Trust, on such terms and conditions as may have been agreed by the Company and the Trustee from time to time, including the right to remuneration and the incidence thereof whether such work is in the ordinary course of his profession or business or not, including acts which a trustee, not being in any profession or business, could have done personally.

7.2	Any corporate body acting as a trustee:

(a)	may carry out, in its own office, in connection with the trusts declared in this Trust Deed, any business which by its constitution it is authorized to undertake and in which it is then, in fact, ordinarily engaged, upon the same terms as would for the time being be made with an ordinary customer and if it is a bank, it shall be entitled to act as a banker to and make advances to the Trustee in connection with the Trust, without accounting for any profit thereby made and in all respects as if it were not a Trustee;

(b)	may employ as a banker or investment adviser or other agent, on behalf of the Trust, any company, firm or enterprise associated with it PROVIDED THAT such agent is authorized by its constitution to undertake such business and that it is, in fact, ordinarily so engaged and that all charges made by it for work done or services provided in connection with the Trust are reasonable and proper.

7.3	All reasonable fees, costs and expenses referred to in this Clause 7 properly incurred by the Trustee shall be funded to the extent possible from any cash income of the Trust Fund as provided under Clause 2.4. To the extent the cash income from the Trust Fund is not sufficient to fund all such fees, costs and expenses, the Company will provide the Trustee with additional funds to settle such fees, costs and expenses. For the avoidance of doubt, in the event the Trustee has to incur expenses (including fees charged by other professional advisors to the Trustee), no such expenditure shall be incurred without the prior written consent of the Administrator or the Authorised Representative.

8.	PERSONAL INTERESTS OF TRUSTEE

8.1	No decision of or exercise of a power by the Trustee shall be invalidated or questioned on the grounds that the Trustee had an interest in a personal or fiduciary capacity in the result of any decision or in the exercising of any power and any such person may vote in respect thereof and be taken into account for the purposes of a quorum notwithstanding his interest.

8.2	A Trustee shall not be precluded from purchasing, holding or dealing with any debentures, debenture stock, shares or other securities whatsoever of the Group Member or from entering into any contract or other transaction with the Group Member or being interested in any such contract or transaction and none of them shall be in any manner whatsoever liable to account to the Group Member or the Participants for any profits made or benefits obtained by him or it thereby or in connection therewith.

8.3	Any Trustee or any associate or person or body connected with the Trustee to be employed and remunerated in any way connected with the Trust Fund may keep as his property (and without being liable to account therefor) any remuneration, fees or profits received by him in any such capacity, notwithstanding that his situation or office may have been obtained, held or retained by means or by reason of his position as a Trustee or of any shares, stock, property, rights or powers whatever belonging to or connected with the Trust Fund.

9.	PROTECTION OF TRUSTEE

9.1	In the execution of the trusts and powers contained in this Trust Deed, no Trustee shall be liable for any loss arising by reason of any mistake or omission made in good faith by him except fraud, willful misconduct, negligence or default on the part of the Trustee who is sought to be made liable.

9.2	The Company HEREBY COVENANTS with the Trustee that it will at all times hereafter keep the Trustee fully indemnified and harmless both before as well as after any removal or retirement of a trustee pursuant to Clause 6 hereof against all claims, losses, demands, actions, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities that may be suffered or properly incurred by them or by any of them in connection with the execution of the trusts and powers of this Trust Deed other than liabilities arising as a consequence of fraud, willful misconduct, negligence or default of the Trustee.

10.	INFORMATION SUPPLIED

The Trustee shall be entitled to rely, without further enquiry, on all information supplied to it by the Company and/or the Administrator and/or the Authorised Representative and/or any Subsidiary and/or any director or duly authorized officer of such company with regard to its duties as trustee of the Trust and in particular, but without prejudice to the generality of the foregoing, any notice given by the Company and/or the Administrator and/or the Authorised Representative and/or any Subsidiary and/or any director or duly authorized officer of the Company to the Trustee in respect of the vesting and exercising of an Award, the eligibility of any person to become or remain a Participant shall be conclusive.

11.	POWER OF MODIFICATION AND PERPETUITY RESTRICTION

11.1	During the Trust Period, the Company shall have power, so as to bind the Trustee, to vary, amend, modify, alter or extend the trusts, powers and provisions of this Trust Deed in any manner and in any particular whatsoever by deed delivered to the Trustee revocable (during the Trust Period) or irrevocable, which shall be expressed to be supplemental to this Trust Deed, and this Trust Deed shall then and construed and take effect as if the provisions of such deed were incorporated in this Trust Deed PROVIDED THAT

(a)	no exercise of these powers may:

i)	confer on any person other than a Participant any eligibility or entitlement to benefit; or

ii)	extend the power conferred by this Clause 11 or remove the restrictions contained in this proviso without the prior consent of the Trustee in writing (such consent not to be unreasonably withheld or delayed); or

iii)	be effective to amend Clauses 5 (in respect of the powers of the Trustee), 6.4, 7, 8 or 9, or otherwise to impose on the Trustee any obligations more onerous than their obligations under the Trust prior to such purported amendment without the prior consent of the Trustee in writing (such consent not to be unreasonably withheld or delayed);

(b)	any such changes shall not have retrospective effect;

(c)	any such changes shall only take effect upon the Trustee being notified in writing thereof; and

(d)	any such changes will not affect any previous appointments made by the Trustee pursuant to this Trust.

11.2	Every power, authority or discretion conferred upon the Trustee or any other person and not expressly made, which is exercisable only during a period allowed by law, shall (notwithstanding anything to the contrary herein expressed or implied) only be exercisable during the Trust Period and during such further period if any (whether definite or indefinite) as in the case of the particular power, authority or discretion the law may allow.

12.	PROPER LAW

The trust(s) hereby created is/are established under the laws of Hong Kong and subject as hereinafter provided the rights of the Participants and the rights, powers and duties of the Trustee under this Trust Deed and the construction of every provision of this Trust Deed shall be determined according to the laws of Hong Kong.

13.	EXCLUSIONS FROM BENEFIT

Notwithstanding anything to the contrary herein expressed or implied:

13.1	no part of the Trust Fund or the income thereof shall at any time be paid or lent or otherwise applied nor shall any power or discretion in this Trust Deed or by law conferred on the Trustee or on any other person in any circumstances be exercisable or exercised in any manner which causes the Company or any Subsidiary to be in breach of any applicable law;

13.2	none of the powers, authorities or discretions hereby or by law conferred on the Trustee or on any person shall at any time or in any circumstances whatsoever be exercisable in any manner which may benefit the Company or any Subsidiary and no part of the capital or income of the Trust Fund shall at any time, or in any circumstances whatsoever, be paid to or applied for the benefit of the Company or any Subsidiary and any implied trust in favour of the Company arising by operation of law is hereby expressly excluded, provided that nothing in this Clause 13.2 shall operate to limit the power of the Trustee referred to in paragraph 3 of the Schedule to this Trust Deed; and

13.3	the right of a Participant to receive the Award held by the Trustee hereunder, shall be subject to such Award having vested in that Participant (and such vesting not having lapsed) in accordance with the Plan.

14.	NATURE OF THE TRUST

Notwithstanding any provision of this Trust Deed

14.1	neither the provisions of this Trust Deed nor the Trust shall form part of any contract of employment between any Participant and any Group Member nor (save as specifically provided) shall they confer on any person, employees or former employees of any Group Member any legal or equitable rights whatsoever against any Group Member (save as objects of the Trust), the Trustee; and

14.2	a Participant ceasing to hold the office or employment by virtue of which he / she is or may be a Participant and eligible to participate in the Trust shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Trust Deed which he / she might otherwise have enjoyed.

15.	IRREVOCABILITY OF TRUSTS

The trusts hereby declared are irrevocable.

16.	SEVERABILITY

Each and every provision of this Trust Deed shall be treated as a separate provision and shall be severally enforceable as such and in the event of any provision or provisions being or becoming unenforceable in whole or in part. To the extent that any provision or provisions of this Trust Deed are unenforceable they shall be deemed to be deleted from this deed, and any such deletion shall not affect the enforceability of this deed as remain not so deleted.

17.	COUNTERPARTS

This Trust Deed may have executed in any number of counterparts and by different parties on separate counterparts, each of which is an original but, together, they constitute one and the same agreement.

IN WITNESS whereof the parties have executed this Deed on the day hereinbefore written.

THE COMMON SEAL of	)
Qudian Inc.	)
was hereunto affixed	)	(Seal of Qudian Inc.)
in the presence of	)	/s/ Min Luo
/s/ Cark Yeung

THE COMMON SEAL of	)
Ark Trust (Hong Kong) Limited	)
was hereunto affixed	)	(Seal of Ark Trust (Hong Kong) Limited)
in the presence of	)	/s/ WOO Pui Man /s/ LAM Hau Man
/s/ Ivy Shao

SCHEDULE

ADDITIONAL POWERS OF THE TRUSTEE

(AS MENTIONED IN CLAUSE 5)

1.	Power to accept additions to the Trust Fund and if it thinks fit to administer the same as one fund therewith for all purposes.

2.	Subject to the relevant Plan, power to hold or allow to remain in the name or under the control of some or one only of the Trustee or of any person as nominee of the Trustee the whole or such part of the Trust Fund as the Trustee shall in its absolute discretion think fit and the Trustee shall not be liable for any loss to the Trust Fund or the income thereof occasioned by the exercise of this Power, except in the case of fraud, willful misconduct, negligence or default.

3.	Power to apply the Trust Fund or any part of it or the whole or any part of the income of the Trust Fund in paying any stamp duty payable in respect of, and other costs, liabilities or expenses which may arise as a result of, any transfer of or agreement to transfer Shares to a Participant or which may otherwise arise out of the administration of the Trust Fund.

4.	Power to pay any existing, future and contingent liabilities which may include any duties or taxes or other fiscal impositions (together with any related interest or penalties or surcharges) for which the Trustee may become liable in any part of the world and to have entire discretion as to the time and manner in which such existing, future and contingent liabilities which shall include any duties, taxes and fiscal impositions shall be paid and no person interested under this Trust Deed shall be entitled to make any claim whatsoever against the Trustee by reason of its making such payment, except in the case of fraud, willful misconduct, negligence or default.

5.	Power to deduct or withhold from the sums of money credited to the Trustee by the Group Member or from any remittance from the Trustee to the Company or from or in respect of any amounts paid or property transferred by the Trustee to Participants any amounts for which the Trustee may as trustee be accountable to any third party related to the Plan.

6.	Power to delegate to any other person or persons (including any one or more of themselves) all or any of the administrative and management functions and powers (including investment powers) invested in it either by virtue of this Trust Deed or by virtue of its office as trustee without being liable for the acts or defaults of any such delegate or for any loss to the Trust Fund resulting there from, except in the case of fraud, willful misconduct, negligence or default PROVIDED THAT the Trustee shall not be entitled to delegate the exercise of discretionary trusts and powers in relation to the Trust Fund which require or empower the determination of beneficial interests in the Trust.

7.	If any transfer of property under this Trust Deed is to be made to a Participant who has not attained the age of 18 years, the Trustee may make such transfer direct to such Participant and the Trustee shall be discharged from obtaining a receipt or seeing to the application of such payment.

8.	Power to make any payment to any Participant into such Participant’s bank account and in such case the Trustee shall be discharged from obtaining a receipt or seeing to the application of such payment.

9.	Power to employ and pay at the expense of the capital or income (as may be proper) of the Trust Fund any agent in any part of the world and whether a lawyer, banker, accountant, stockbroker or other agent to transact any business or do any act required to be transacted or done in the execution of the trusts hereof including the receipt and payment of money and the execution of documents.

10.	Power in its absolute discretion to enter into any transaction with any other person or persons whether that person or persons is or are acting in a fiduciary capacity or not notwithstanding that the Trustee (or where there is more than one Trustee, any of them) may also be or be interested in such other person or persons and in like manner in all respects as if the Trustee (or where there is more than one Trustee, any of them) were not, or were not interested in, such other person or persons.

11.	Power to take the opinion of legal counsel locally or where necessary or appropriate elsewhere concerning any matter in any way relating to this Trust or to their duties in connection with the trusts hereof and in all matters to act in accordance with the opinion of such counsel. The professional fees commissions and disbursements of all such legal advisers shall be payable in accordance with such engagement letter between the Company and the Trustee in relation to the appointment of such Trustee for the purpose of this Trust.